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                                                             EXHIBIT 10.8


                                 BITSTREAM INC.
                                215 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02142

                                                         Dated as of May 1, 1996

Mr. James D. Hart
19 Skywood Road
Chappaqua, New York  10514

                   Re: Terms of Employment with Bitstream Inc.

Dear Mr. Hart:

         Bitstream Inc., a Massachusetts corporation (the "Company"), hereby agrees to employ you and, upon your execution of this letter in the space set forth for your signature below, you hereby agree to serve as the Chief Financial Officer, Vice-President and Treasurer of the Company (or any successor thereto in the event of the consummation of the contemplated merger of the Company with and into its wholly-owned subsidiary, Bitstream Inc., a Delaware corporation). In addition, you shall, if requested by the Chairman of the Board of Directors of the Company, serve as a director of the Company and as a director and/or senior officer of any affiliate of the Company, if so elected or named, without any additional salary or other compensation or benefits.

         Subject to the control and direction of the Chairman, the President and the Board of Directors of the Company and any committees thereof, you shall have such powers and duties as generally pertain to a Chief Financial Officer, Vice-President and Treasurer and you shall perform your duties diligently, faithfully and to the best of you ability and in accordance with sound business practices.

           Your employment with the Company shall commence as of the date hereof and shall be terminable at the will of the Company. During the first year of your employment with the Company, you shall receive a base salary of one hundred thirty thousand dollars ($130,000), payable in accordance with the standard payroll practices of the Company. In addition, upon your execution and delivery of this letter, you will be provided with a signing bonus in the amount of fifteen thousand dollars ($15,000). While you are an employee of the Company you shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans or other plans effective generally with respect to senior executives of the Company, subject to your satisfying all of the eligibility requirements thereof.

         To assist you with the moving and relocation expenses you and your family will incur in relocating from Chappaqua, New York to the Boston, Massachusetts area, the Company shall provide you with a one-time payment of thirty-five thousand dollars ($35,000) (the "Relocation Payment"), such Relocation Payment to be provided to you no later than July 31, 1996. In consideration of such Relocation Payment and the other compensation payable to you by the
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Mr. James D. Hart
Page 2

Company pursuant to the terms hereof, you hereby agree to relocate to the Boston, Massachusetts area promptly after your execution of this letter, and in any event no later than August 31, 1996. In addition to the Relocation Payment which the Company has agreed to provide to you pursuant to the terms hereof, in order to assist you and your family with your moving and relocation expenses, the Company hereby agrees to provide you with a loan in the aggregate amount of sixty-five thousand dollars ($65,000) (the "Loan"), such Loan to be provided to you on the earlier of (i) May 31, 1996, or (ii) the date of your relocation to the Boston, Massachusetts area. The Loan shall be repayable on the terms and subject to the conditions set forth in the promissory note annexed hereto as Exhibit A (the "Note"), such Note to be executed and delivered by you to the Company in conjunction with the making of the Loan to you by the Company.

         The terms and conditions of this letter constitute the entire agreement between you and the Company with respect to your employment with the Company and supersede all prior agreements and understandings between you and the Company with respect to the subject matter hereof.

         Please acknowledge your consent and agreement to the foregoing terms of this letter by signing the enclosed three (3) extra copies of this letter in the space provided for your signature below. Please retain one (1) signed copy of this letter for your records and return the other two (2) signed copies of this letter to the Company's President and Chief Executive Officer, C. Raymond Boelig at your earliest convenience.

                                      Very truly yours,

                                      BITSTREAM INC.

                                      By: /s/ C. Raymond Boelig
                                          ---------------------------------
                                          Name:  C. Raymond Boelig
                                          Title:   President

ACCEPTED AND AGREED
IN ALL RESPECTS:

By: /s/ James D. Hart
    --------------------------------
             JAMES D. HART
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                                    EXHIBIT A

                                 PROMISSORY NOTE

$65,000                                                Dated as of May 31, 1996
                                                       Cambridge, Massachusetts

                  FOR VALUE RECEIVED, JAMES D. HART (the "Maker"), hereby promises to pay to the order of BITSTREAM INC., a Massachusetts corporation, or any successor, assignee or transferee thereof (the "Payee"), in lawful money of the United States of America and in immediately available funds, the principal sum of Sixty-Five Thousand Dollars ($65,000) (the "Loan"). The Loan shall bear interest at the per annum rate of 6.66% from and after the date of the making of the Loan through the date of the payment in full of all interest and principal amounts payable hereunder.

                  Interest on the outstanding principal amount of this Loan shall be due and payable in arrears on the last day of each and every March, June, September and December, commencing on September 30, 1996 (each such date to be a "Payment Date"), until the obligations evidenced by this Note are paid in full. The principal amount of this Loan shall be repaid in twenty-eight (28) equal installments of two thousand three hundred twenty-one dollars and forty-three cents ($2,321.43) each, such payments to commence on September 30, 1999 and to be made on each and every Payment Date thereafter, with the twenty-eighth and final such installment to be due and payable on May 31, 2006 and to be in the amount of the unpaid balance of the Loan. In the event that the date on which any payment of principal or interest hereunder would otherwise be due and payable is a Saturday or Sunday or a day on which banks in the City of Boston, Massachusetts are not open for the transaction of regular business, such payment shall be due and payable on the next business day following such date.

                  Payments of both principal and interest hereunder shall be made to the Payee at 215 First Street, Cambridge, Massachu- setts 02142, or at such other place as the Payee shall from time to time designate to the Maker in writing.

                  If the Maker shall default in the payment of the principal or interest hereof, the Maker promises, on demand, to pay interest on any overdue amount at a rate equal to five (5%) percent per annum above the applicable rate of interest payable on this Note at the time that such default shall occur, or the maximum rate permitted by applicable law to be charged to the Maker, whichever is less, from the date such payment is due to the date of actual payment.

                  The Maker may prepay this Note in whole or in part, together with all accrued and unpaid interest hereon to and including the date of such prepayment, without the prior consent of the Payee and without penalty or premium.

                  The Maker waives presentment, demand for payment, notice of dishonor, notice of protest, notice of demand and all
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other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay or failure on the part of the Payee to exercise any right or power shall operate as a waiver thereof and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise thereof; and no right or remedy of the Payee shall be deemed abridged or modified by any course of conduct and no waiver thereof shall be predicated thereon, nor shall the failure to exercise any such right or power subject the Payee to any liability.

                  If this Note is not paid in full on the Due Date, the Maker agrees to pay all costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

                  If the Maker's employment with the Payee, or any affiliate thereof, continues without interruption from the date hereof through May 31, 1999, the Payee shall forgive the repayment by the Maker of the unpaid principal amount outstanding with respect to the Loan and all interest accrued and unpaid hereunder on such date; provided, however, that if the Maker's employment with the Payee and all affiliates thereof, is terminated prior to May 31, 1999, by reason of the Maker's death or disability (i.e. the Maker shall be unable for a period of six (6) consecutive months or nine (9) months in any twelve (12) month period, because of a physical or mental illness or condition, to substantially render the services and duties he performs on behalf of the Payee, or any affiliate thereof) or by reason of a termination of the Maker without "Cause" (as hereinafter defined) by the Payee (or any successor thereto in the event of a change in control of the Payee resulting from the acquisition of fifty percent (50%) or more of the voting securities of the Payee by any person or persons, whether by tender or exchange offer or otherwise, or a merger, consolidation or other disposition or transfer of all or substantially all of the business or assets of the Payee), the Payee shall forgive the repayment by the Maker of the unpaid principal amount outstanding with respect to the Loan and all interest accrued and unpaid hereunder on the date of such termination. The Maker shall be solely responsible for the Maker's own federal, state and local taxes of any kind or nature whatsoever, arising out of, or resulting from, the forgiveness by the Payee of the repayment of the principal amount due and payable with respect to the Loan and the payment of any interest accrued and unpaid thereon.

                  Upon the termination of Maker's employment with the Payee (i) by the Maker prior to May 31, 1999, for any reason whatsoever (other than the Maker's death or disability), or (ii) by the Payee for "Cause" (as hereinafter defined), the unpaid principal amount outstanding with respect to the Loan shall become immediately due and payable on the date of termination of the Maker's employment with the Payee, together with all accrued and unpaid interest thereon and together with all other amounts payable under this Note, without presentment, demand of payment or notice of any kind.

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                  As used in this Note, the term for "Cause" shall mean and
include any of the following events:

                           (i) fraud, misappropriation or embezzlement of
                  funds or property by the Maker involving the Payee or any affiliate thereof;

                           (ii) the conviction of the Maker in any jurisdiction
                  for any crime which constitutes a felony, or which constitutes a misdemeanor that involves fraud, moral turpitude or material loss to the Payee or any affiliate thereof, or any of their respective businesses or reputations;

                           (iii) the Maker's willful misconduct in, or neglect
                  of, the performance of his duties and responsibilities on behalf of the Payee or any affiliate thereof, or the Maker's repeated violation of any reasonable specific written directions of the Chairman, the President or the Board of Directors of the Payee or any committee thereof; or

                           (iv) the Maker's breach of the agreements and
                  covenants set forth in any confidentiality or noncompetition agreement he has entered into with the Payee or any affiliate thereof, whether prior to or from and after the date hereof.

                  The Maker agrees that this Note and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws and decisions of the Commonwealth of Massachusetts without reference to conflict of laws principles. This Note shall not be changed or terminated orally and shall be binding upon and inure to the benefit of the Maker and the Payee, and their respective successors, transferees and assigns.

                  IN WITNESS WHEREOF, the undersigned has signed this Note as of May 31, 1996.

                                            By:
                                                ------------------------------
                                                     JAMES D. HART

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